EXHIBIT 4.11

                           AMENDMENT NUMBER TWO TO
                              FACTORING AGREEMENT
               FOR THE PURCHASE AND SALE OF ACCOUNTS RECEIVABLE

     This Amendment Number Two To Factoring Agreement for the Purchase and Sale of Accounts Receivable dated the 4th day of August 2000 as amended, (the "Agreement") is made as of this 30th day of April 2002, between:

     (1) VITRO ENVASES NORTEAMERICA, S.A. DE C.V., a corporation organized under the laws of Mexico and having an address at Magallanes 517 Ote. Col. Trevino, Monterrey, N.L C.P. 64570;

     (2) VIDRIERA MONTERREY, S.A. DE C.V., a corporation organized under the laws of Mexico and having an address at Magallanes 517 Ote. Col. Trevino, Monterrey, N.L. C.P. 64570;

     (3) VIDRIERA MEXICO, S.A. DE C.V., a corporation organized under the laws of Mexico and having an address at Lago Zurich 243, Col. Anahuac, Mexico D.F., C.P. 11320;

     (4) VIDRIERA LOS REYES, S.A. DE C.V., a corporation organized under the laws of Mexico and having an address at Ave. Presidente Juarez 2039, Los Reyes, Tlalnepantla Estado de Mexico, C.P. 54090;

     (5) VIDRIERA GUADALAJARA, S.A. DE C.V., a corporation organized under the laws of Mexico and having an address at Libra 225, Fracc. Juan Manuel Vallarta, Zapopan Jalisco, C.P. 45120;

     (6) VIDRIERA QUERETARO, S.A. DE C.V., a corporation organized under the laws of Mexico and having an address at Coahuila 5 Col. Obrera, Queretaro, Queretaro, C.P. 76130;

     (7) VIDRIERA TOLUCA, S.A. DE C.V., a corporation organized under the laws of Mexico and having an address at Carretera Mexico - Toluca Km. 57.5, Toluca Estado de Mexico, C.P. 50200;

     (8) VIDRIERA MEXICALI, S.A. DE C.V., a corporation organized under the laws of Mexico and having an address at Carretera San Luis Rio Colorado Km. 11.5 No. 1662, Mexicalli Baja California, C.P. 21600; and

     (9) COMPANIA MEXICANA DE ENVASES, S.A. DE C.V., Magallanes 517 Ote. Col. Trevino, Monterrey, N.L. C.P. 64570; and

     (10) COMPANIA VIDRIERA, S.A. DE C.V., Magallanes 517 Ote. Col. Trevino, Monterrey, N.L. C.P. 64570.

     Each of the above ten companies are herein referred to individually as a "Company" and collectively as "the Companies", and

     TRANSAMERICA COMMERCIAL FINANCE CORPORATION, a corporation existing under the laws of Delaware, United States of America, with its principal offices at 5595 Trillium Boulevard, Hoffman Estates, IL. 60 192 ("TCFC");

                                   RECITALS

     Whereas The Companies and TCFC desire to amend the Factoring Agreement in certain respects; and

     Whereas Vitro, S.A. de C.V. desires to undertake the obligation of a Guarantor of the Companies;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

     1. The definition of "One Month LIBOR Rate" in Section 8.2.2.3 (a) is hereby deleted in its entirety and is replaced with the following:

          "(a) 'One Month LIBOR Rate' means a fluctuating rate equal to that rate identified as such in the "Money Rates" column of the Wall Street Journal on the first business day of the applicable month (a "business day" for purposes of this section 8.2.2.3 only, being any day the Federal Reserve Bank of Chicago is open for the transaction of business).

     2. The definition of "Factoring Formula Rate" in Section 8.2.2.3 (b) is hereby deleted in its entirety and is replaced with the following:

          "(b) 'Factoring Formula Rate' means a variable figure equal to the One Month Libor Rate plus 2.0%, provided however, that notwithstanding the foregoing, in the event that:

     (i) the then current One Month Libor Rate drops below 5.0% then for every 50 basis point decrease in the then current One Month Libor Rate below 5.0%, then the applicable Factoring Formula Rate during such applicable period shall be increased by 6.75 basis points; and

     (ii) if the then current One Month Libor Rate rises above 5.0%, then for every 50 basis point increase in the then current One Month Libor Rate above 5.0%, then the applicable Factoring Formula Rate during such applicable period shall be decreased by 6.75 basis points; and

    (iii) if at any point the then current One Month Libor Rate exceeds 10% then the applicable Factoring Formula Rate during such applicable period shall not be decreased any additional amount below what it was at when the One Month Libor Rate equaled 10%.

     3. The definition of "Consolidated Tangible Net Worth" in Section
10.2.6.1 is hereby deleted in its entirety and is replaced with the following:

          "Consolidated Tangible Net Worth" means, at any date, for Vitro Envases Norteamerica, S.A. de C.V. and its Consolidated Subsidiaries, the total of (a) consolidated unimpaired paid-up capital, retained earnings and reserves not allocated to specific liabilities of Vitro Envases Norteamerica, SA. de C.V. and its Consolidated Subsidiaries plus (b) the total amount of debt which is owed to Servicios y Operaciones Financieras Vitro, S.A. de C.V. ("SOFIVSA"), less (c) their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated capital) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1998 in the book value of any assets owned by Vitro Envases Norteamerica, S.A. de C.V. or a Consolidated Subsidiary other than revaluations of assets in accordance with generally accepted Mexican accounting principles, (ii) all investments in, equity investments in, or loans to unconsolidated subsidiaries, including any and all financial transactions with SOFIVSA as obligor, and all investments in, equity investments in, or loans to unaffiliated third parties, and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss -forwards, copyrights, organization or developmental expenses and other intangible assets as defined "TCFC."

     4. A new Section 10.4 is hereby added and shall read as follows:

          "Maximum Term of Investments in SOFIVSA. The Companies shall not make loans to, or enter into other financial transactions with, SOFIVSA as obligor, having a term to maturity exceeding 90 calendar days."

     5. A new Section 11.1.12 is hereby added and shall read as follows:

          "Termination of Guaranty by Vitro. S.A. de C.V. If the guaranty undertaken by Vitro, S.A. de C.V. pursuant to this Amendment Number Two is terminated, except if terminated by or with the consent of TCFC, or if the enforcement of the terms of such guaranty by TCFC against Vitro S.A. de C.V. is refused or rejected by a court of competent jurisdiction."

     6. A new Section 11.1.13 is hereby added and shall read as follows:

          "Control of Funds. In the event that (i) any of the Companies (or any affiliate of the Companies) terminates any bank account or other account into which payments or collections of Receivables are deposited and from which TCFC receives or has access to such funds, or (ii) any of the Companies (or any affiliate of the Companies) withdraws any funds which are payments or collections of Receivables out of any bank accounts or other accounts in which such funds are deposited or received and from which accounts TCFC receives or has access to such funds, or (iii) any of the Companies (or any affiliate of the Companies) terminates TCFC's ability to receive funds from or access any bank accounts or other accounts in which payments or collections of Receivables are received or deposited, without TCFC's prior written consent. Notwithstanding anything to the contrary herein, (x) in the event that any funds that are not payments or collections of Receivables are deposited in any bank account or other account from which TCFC receives or has access to such funds, whether or not TCFC withdraws such funds, TCFC, within one business day, shall notify the Companies and transfer such funds to the account that any of the Companies may indicate, and (y) in the event that any of the Companies receives a deposit or collection of Receivables in a bank account other than an account from which TCFC receives or has access to such funds, (it being acknowledged by TCFC and the Companies that TCFC does not consent that the Companies can direct collections or payments from Receivables to accounts other than accounts which TCFC has access to or can withdraw funds from, and that any such receipt by the Companies of collections from payment of Receivables in other accounts should be an accidental occurrence), the Companies shall notify TCFC and transfer such funds to any of the accounts that TCFC controls. For purposes of this Section a 'business day' is one in which the Mexican banks are open for business.

     7. A new Section 15 is hereby added and shall read as follows:

          "Guaranty of Vitro, S.A. de C.V.

          For value received and in consideration of the financial accommodations of any kind heretofore, now or hereafter made or given by TCFC to any of the Companies in connection with TCFC's purchase of accounts receivable from any of the Companies, Vitro S.A. de C.V., (the "Guarantor"), hereby agrees to unconditionally guarantee to TCFC each and every obligation of the Companies under the Agreement, including without limitation, the full and punctual payment and performance when due, whether upon demand, at maturity or earlier by reason of acceleration or otherwise, and at all times thereafter, of all of the indebtedness and obligations of every kind and nature of each of the Companies to TCFC pursuant to this Agreement, howsoever created, arising or evidenced, whether arising before or after a bankruptcy of any of the Companies, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, due or to become due during the term of the Agreement (all such indebtedness and obligations being hereinafter referred to as the "Liabilities"); provided, however, notwithstanding anything contained herein to the contrary, Guarantor may raise as a defense to its obligations hereunder any and all defenses which are available to the Companies to the extent that such defenses have not been waived by the Companies under the terms of the Agreement.

          The Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect the Liabilities from any other person primarily or secondarily liable with respect to the Liabilities or of any attempt to realize upon any collateral for the Liabilities, for the obligations of any such other person, or for TCFC's rights hereunder; (ii) any failure by TCFC to acquire, perfect or maintain title to the Receivables purchased pursuant to this Agreement, any failure by TCFC to properly notify any Customer, or any failure by TCFC to acquire, perfect or maintain a security interest in or to protect any collateral for the Liabilities or for any such obligations; (iii) the acceptance of additional parties primarily or secondarily liable on the Liabilities; or (iv) the disallowance or avoidance of all or any portion of TCFC's claim(s) for any collateral for the Liabilities.

          Any agreement (including this Agreement) or instrument relating to the Liabilities may hereinafter referred to as the "Documents." Upon a default under any Document, TCFC may proceed directly and at once against the Guarantor to collect the full amount of all or any portion of the liability of the Guarantor hereunder, without first proceeding against any other person primarily or secondarily liable on the Liabilities. TCFC shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantor, any of the Companies, or any other person primarily or secondarily liable on the Liabilities.

          The Guarantor shall not be released from its obligations under this
     Section 15 if TCFC (i) waives compliance with the terms of the Liabilities or any of the Documents; (ii) accepts partial payments on the Liabilities; (iii) takes collateral for the Liabilities and the obligations of any other person primarily or secondarily liable on the Liabilities, and exchanges, releases, realizes upon or institutes any proceeding to realize upon, or liquidates any such collateral; (iv) applies such collateral and directs the order or manner of sale thereof as TCFC may determine in its discretion; (v) releases or compromises, in any manner, or collects the Liabilities or any portion thereof; (vi) purchases additional Receivables from any of the Companies, extends additional financial accommodations to any of the Companies; or (vii) releases, or compromises in any manner the obligations of, any other person primarily or secondarily liable on the Liabilities. Additionally, the Guarantor shall not be released from its obligations under this
     Section 15 if the parties agree to extend the term of the Agreement in accordance with Section 12.1 of the Agreement.

          If any of the Companies should at any time dissolve or terminate its existence, or become insolvent or make a general assignment for the benefit of creditors, or if a bankruptcy, insolvency or reorganization proceeding shall be filed by any of the Companies, the Guarantor shall, at the option of TCFC, forthwith pay TCFC the full amount which would be payable hereunder by the Guarantor if all Liabilities were then due and payable. If a bankruptcy, insolvency or reorganization proceeding shall be filed against any of the Companies and such Company is unable to get the proceedings dismissal within a period of thirty (30) days, the Guarantor shall, at the option of TCFC, forthwith pay TCFC the full amount which would be payable hereunder by the Guarantor if all Liabilities were then due and payable.

          The Guarantor waives all notice from TCFC in connection with TCFC's day to day management of the facility with respect to the Companies. However, Guarantor does not waive its right to receive notice with respect to TCFC's efforts to collect Liabilities due from the Companies, consequently TCFC shall be required to give the Guarantor prompt written notice in the event that TCFC (a) is required under the Agreement to provide any of the Companies with written notice, (b) gives any of the Companies written notice pertaining to the transactions contemplated by the Agreement, (c) files or threatens to file any legal action or litigation with respect to any claim, legal action, right of setoff or right of deduction against any of the Companies, or (d) asserts, claims or threatens that any of the Companies is or may be in default of the Agreement. Any notice given in accordance with the preceding sentence shall detail with reasonable specificity the reason for the notice and the grounds, if any, for such asserted or threatened claim, legal action, right of setoff or right of deduction.

          The Guarantor hereby agrees that TCFC shall have no duty to advise the Guarantor of information now or hereafter known to TCFC regarding the financial or other condition of any of the Companies or any other person primarily or secondarily liable on the Liabilities or regarding any circumstance bearing on the risk of non-payment of the Liabilities.

          While this Agreement is in effect, the Guarantor agrees to provide to TCFC quarterly, within 90 days after each fiscal quarter end and annually, within 120 days after each fiscal year end, Guarantor's financial statements. The Guarantor authorizes TCFC to investigate or make inquiries of former or current creditors or other persons with such authority to continue throughout the term hereof.

          The Guarantor's obligations hereunder shall be binding upon the Guarantor and upon its successors and assigns and such obligations of the Guarantor shall inure to the benefit of TCFC's successors and assigns. References herein to TCFC shall be deemed to refer to TCFC and its successors and assigns.

          Wherever possible each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity and to the extent that such invalidity or prohibition does not invalidate the remainder of such provision or the remaining provisions hereof.

          The Guarantor's obligations hereunder may be terminated only upon written notice to TCFC effective no earlier than 9 months after the date such written notice is actually received by TCFC. Any such termination shall not affect the liability of the Guarantor hereunder with respect to Liabilities created or incurred prior to the effective date of such termination.

          All notices and other communications hereunder to or upon the Guarantor shall be made in manner set forth in Section 14.5 herein, addressed to the Guarantor at Vitro, S.A. de C.V., Ave. Ricardo Margain
     Z. 440, Col. Valle del Campestre, Garza Garcia, N.L. 66261 Mexico, telecopy 11-52-81-8863-1372. All notices and other communications hereunder to or upon the Companies shall, in addition to the requirements set forth in Section 14.5 herein, require an additional copy of said notices and communications to be sent to Guarantor at Vitro, S.A. de C.V., Ave. Ricardo Margain Z. 440, Col. Valle del Campestre, Garza Garcia, N.L. 66261 Mexico, telecopy 11-52-81-8863-1372.

          No delay on the part of TCFC in the exercise of any right or remedy with respect to the Guarantor shall operate as a waiver thereof, and no single or partial exercise by TCFC of any right or remedy shall preclude any further exercise thereof. No delay on the part of the Companies or the Guarantor in the exercise of any right or remedy with respect to TCFC shall operate as a waiver thereof, and no single or partial exercise by the Companies or the Guarantor of any right or remedy shall preclude any further exercise thereof. No modification, waiver or amendment of any of the provisions hereof or of the Documents shall be binding upon TCFC, the Companies or the Guarantor except as expressly set forth in a writing duly signed on behalf of the respective party by any authorized officer or agent of such party and delivered by such party to the other parties. TCFC's failure at any time to require strict performance by the Guarantor of any of the provisions contained herein shall not waive, affect or diminish any right of TCFC at any time to demand strict performance therewith.

          To the extent that the Guarantor or any of the Companies makes a payment or payments to TCFC enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state, commonwealth or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          The Guarantor hereby agrees that its obligations as a Guarantor hereunder shall be subject to and governed under all of the terms and provisions of this Agreement and that the Guarantor is hereby bound under and subject to all such terms and provisions."

          Notwithstanding any provision contained herein as to the laws that shall govern this Agreement, this Guaranty shall be deemed to be a contract made under, governed by and construed in accordance with the law of the State of Illinois (excluding its choice of law rules).

          (b) Notwithstanding any agreement among the parties contained herein as to the applicable jurisdiction to bring any legal action or proceeding by or against any party hereto with respect to or arising out of this Agreement, each of the Guarantor and TCFC hereby irrevocably consents that any legal action or proceeding against it or any of its property with respect to any of the obligations arising hereunder relating to this Guaranty may be brought in any of the following locations: (i) any court located in the state, county, territory or province where the party against whom an action is brought is domiciled; (ii) any court in federal or state court of the United States of America located in the City of New York, New York as the party bringing such action may elect. The Guarantor or TCFC may serve process in any manner permitted by law to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction in the United States of America or of the United Mexican States. The Guarantor and TCFC hereby irrevocably waive any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Guaranty, in any of the above mentioned jurisdictions, and hereby further irrevocably waive any claim that such jurisdictions are not convenient forum for any suit, action or proceeding as well as any right it may have to the jurisdiction of any other courts by virtue of its domicile or for any other reason. IN THE EVENT A SUIT IS BROUGHT TO ENFORCE PAYMENT OF THIS GUARANTY AND ACCRUED INTEREST THEREON, IF ANY, THE PREVAILING PARTY AGREES TO PAY SUCH ADDITIONAL SUM FOR EXPENSES AND ATTORNEYS' FEES AS THE COURT MAY ADJUDGE REASONABLE.

     8. All other terms and conditions of the Agreement shall hereby remain in full force and effect specifically modified herein.

     9. This Amendment Number Two may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment to the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Two to be executed as of the day and year first above written.

                                VITRO, S.A. DE C.V.
                                GUARANTOR


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                TRANSAMERICA COMMERCIAL FINANCE
                                CORPORATION


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                VITRO ENVASES NORTEAMERICA, S.A. DE C.V.


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                VIDRIERA MONTERREY, S.A. DE C.V.


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------

                                VIDRIERA MEXICO, S.A. DE C.V.


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                VIDRIERA LOS REYES, S.A. DE C.V.


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                VIDRIERA GUADALAJARA, S.A. DE C.V.


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                VIDRIERA QUERETARO, S.A. DE C.V.


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------

                                VIDRIERA TOLUCA, S.A. DE C.V.


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                By:
                                       ---------------------------------------
                                Title:
                                      ----------------------------------------


                                VIDRIERA MEXICALI, S.A. DE C.V.


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                COMPANIA MEXICANA DE ENVASES,
                                S.A. DE C.V.


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------


                                COMPANIA VIDRIERA S.A. DE C.V.


                                By:
                                      ----------------------------------------
                                Title:
                                      ----------------------------------------





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